UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2024 (March 1, 2024)

ROYCE VALUE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	811-04875	133356097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 Fifth Avenue New York, New York		10151
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 508-4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

The Board of Directors of Royce Value Trust, Inc., a registered closed-end management investment company (the “Fund”), approved changes to the Fund’s name and non-fundamental investment policies. Such changes will become effective as of May 1, 2024. The Fund’s name will change from “Royce Value Trust, Inc.” to “Royce Small-Cap Trust, Inc.” Under its current non-fundamental investment policies, the Fund normally invests at least 65% of its assets in the equity securities of small- and micro-cap companies. Such non-fundamental investment policy will be amended, as of May 1, 2024, to require the Fund to invest, under normal circumstances, at least 80% of its net assets in equity securities of small-cap companies (i.e., those that have a market capitalization not greater than that of the largest company in the Russell 2000® Index at the time of its most recent reconstitution). On March 1, 2024, the Fund issued a press release addressing such name and non-fundamental investment policy changes.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

99.1	Press Release, dated March 1, 2024

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYCE VALUE TRUST, INC.

By:	/s/ Christopher D. Clark
Name:	Christopher D. Clark
Title:	President

DATE: March 4, 2024